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                                                                 EXHIBIT 10


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 14, 1997 as to The Variable Annuity Life Insurance Company and January 24, 1997 as to The Variable Annuity Life Insurance Company Separate Account A in Post-Effective Amendment No. 9 to the Registration Statement (Form N-4, No. 33-75292) of The Variable Annuity Life Insurance Company Separate Account A.



                                        /s/ ERNST & YOUNG LLP
                                        --------------------------------------
                                            ERNST & YOUNG LLP

Houston, Texas
April 16, 1997